Exhibit 23.1
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                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors and Stockholders
G2 Ventures, Inc.
Dallas, Texas


We consent to the use and inclusion in this Form SB-2 Registration Statement and the Prospectus, which is part of this Registration Statement, of our report dated March 25, 2004 on our audit of the financial statements of G2 Ventures, Inc. at December 31, 2003 and 2002 and for the year ended December 31, 2003 and the periods September 26, 2002 (inception) through December 31, 2002 and 2003.

We also consent to the reference of our Firm under the caption "Experts" in the Registration Statement and Prospectus.





Turner, Stone & Company, L.L.P.
Certified Public Accountants
Dallas, Texas
April 6, 2004